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                                                                    Exhibit 99.2

CONTACTS:      Steven T. Darak
               Senior Vice President and Chief Financial Officer
               Ugly Duckling Corporation
               (602) 852-6600

               Judith A. Boyle
               Associate General Counsel
               Cygnet Financial Corporation
               (602) 522-3116

               Lori Parks/Eugene Heller
               Silverman Heller Associates
               (310) 208-2550

FOR IMMEDIATE RELEASE

                UGLY DUCKLING CORPORATION AND CYGNET FINANCIAL
                     CORPORATION TERMINATE RIGHTS OFFERING

PHOENIX, Arizona (September, 28, 1998) -- Ugly Duckling Corporation (Nasdaq NM:
UGLY) and Cygnet Financial Corporation (Nasdaq NM: CGNTR) today announced they have terminated the sale of Cygnet common stock in a rights offering to Ugly Duckling's stockholders. The decision was primarily based on the lack of a sufficient number of investors for Cygnet to meet Nasdaq requirements. The Company is continuing to explore alternatives for separating its dealership and non-dealership operations. In the meantime, Cygnet will remain a wholly owned subsidiary of Ugly Duckling.

     Stockholders who participated in the rights offering will receive a full refund of their subscription payment. For information about this refund, please contact Corporate Investor Communications, Inc., the designated information agent, at 1-888-673-4478.

     The termination of the rights offering does not affect the exchange offer announced by Ugly Duckling on September 17, which enables stockholders to exchange their shares in Ugly Duckling for 12%, five-year subordinated debentures. Under the terms of that offer, each share

                                     -more-
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Ugly Duckling Corporation and Cygnet Financial
Corporation Terminate Rights Offering
September 28, 1998
Page 2.

of common stock can be exchanged for $6.50 principal amount of debentures. The expiration date of the exchange offer is October 19, 1998.

     Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is a used car sales and finance company that operates the nation's largest chain of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 51 Ugly Duckling dealerships. Cygnet Financial Corporation engages in the business of providing various financial services primarily to the sub-prime segment of the automobile financing industry.

                                     *****

     This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expects" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, Ugly Duckling Corporation undertakes no obligation to update these statements for revisions or changes after the date of this press release. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in this press release and in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), factors detailed in the section "Risk Factors" in Ugly Duckling Corporation's definitive proxy statement dated August 4, 1998, and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings.


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